Exhibit 99.1

NEWS RELEASE

For release July 26, 2004

Contact: John T. Hillman @ 310/255-4438 or 310/255-4493

ANWORTH MORTGAGE ASSET CORPORATION REPORTS

EARNINGS OF $0.27 PER SHARE FOR SECOND QUARTER OF 2004

SANTA MONICA, California – (July 26, 2004) – For the second quarter ended June 30, 2004 and based on a weighted average of 45,100,894 fully diluted shares outstanding, Anworth Mortgage Asset Corporation (NYSE: ANH) today reported unaudited net income of $12,151,000, or $0.27 per share.

Commenting on Anworth’s operations, Lloyd McAdams, Anworth’s Chairman of the Board, Chief Executive Officer and President, stated, “Higher levels of mortgage prepayments have resulted in our second quarter amortization of premium expense increasing to $16,526,000, or $0.37 per share, from $9,423,000, or $0.22 per share, in the first quarter of 2004.

“I am particularly pleased with the results of our subsidiary, Belvedere Trust Mortgage Corporation (“Belvedere”), which selectively acquires adjustable-rate mortgage loans in the secondary market and then securitizes them. During the second quarter of 2004, Anworth’s average equity investment in Belvedere was $40 million. Before derivative income, Belvedere earned $1.2 million during the second quarter, which represents approximately 12% annual return on equity. We currently expect that Anworth’s average equity investment in Belvedere will increase by $27 million to approximately $67 million during the third quarter of 2004. We expect that Belvedere will continue to limit its activities to the acquisition of adjustable-rate mortgage loans which are financed through securitizations or repurchase agreement financings. We do not presently have plans for Belvedere to be involved in more traditional and capital intensive mortgage banking activities such as loan origination or warehouse financing. Lastly, Anworth’s Board of Directors recently increased Anworth’s equity investment authorization in Belvedere to $100 million.”

Agency mortgage-backed securities held at June 30, 2004 were approximately $3.97 billion and were allocated as follows: 33% agency ARMs, 60% agency hybrid ARMs, 6% agency fixed-rate mortgage-backed securities and 1% agency floating-rate CMOs.

Other mortgage-backed securities held at June 30, 2004 were approximately $55 million. These mortgage-backed securities were retained from the Company’s first whole loan securitization on February 26, 2004.

Mortgage loans held for securitization at quarter end were $350 million and securitized mortgage loans were $639 million.

At June 30, 2004, the weighted average coupon of the mortgage-backed securities was 4.21% and the unamortized premium was $109 million, or 2.8% of the par value. The weighted average coupon on securitized loans was 4.12%. During the quarter ended June 30, 2004, the constant prepayment rate (“CPR”) of the mortgage-backed securities was 42% and the CPR of the adjustable-rate mortgage-backed securities was 43%. For the ARM and hybrid assets, the weighted average term to the next interest rate reset date was 19 months.

At June 30, 2004, the outstanding repurchase agreement balance was $3.79 billion with an average interest rate of 1.58% and an average maturity of 230 days. After adjusting for interest rate swap transactions, the average interest rate was 1.78% with an average maturity of 379 days.

For the quarter ended June 30, 2004, the yield on average earnings assets after amortization of premium was 2.78%, while the cost of funds on average borrowings was 1.74%, resulting in an interest rate spread of 1.04%.

The book value on June 30, 2004 was $486 million, or $10.66 per share, based on 45,621,805 shares outstanding on that date, which includes the $0.33 per share dividend declared on July 2, 2004.

Average stockholder equity for the quarter was $499 million. The return on average equity for the quarter was 9.7% on an annualized basis.

As of June 30, 2004, Anworth had invested approximately $61 million in its wholly-owned subsidiary, Belvedere Trust Mortgage Corporation, which invests primarily in high quality jumbo adjustable-rate mortgage loans and finances these loans through securitizations.

During March through May 2004, Belvedere Trust acquired $658 million of jumbo adjustable-rate mortgage loans which were securitized in April and May 2004. At June 30, 2004, Belvedere Trust owned approximately $350 million of additional jumbo adjustable-rate mortgage loans awaiting securitization later in July, 2004.

About Anworth Mortgage Asset Corporation

Anworth is a mortgage real estate investment trust (REIT) which invests in mortgage assets, including mortgage pass-through certificates, collateralized mortgage obligations, mortgage loans and other real estate securities. Anworth generates income for distribution to shareholders primarily based on the difference between the yield on its mortgage assets and the cost of its borrowings. Through its wholly-owned subsidiary, Belvedere Trust Mortgage Corporation, Anworth also invests in high quality jumbo adjustable-rate mortgages and finances these loans though securitizations.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities, our ability to use borrowings to finance our assets, risks associated with investing in mortgage-related assets, including changes in business conditions and the general economy, our ability to maintain our qualification as a real estate investment trust for federal income tax purposes, and management’s ability to manage our growth. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Contact:

Anworth Mortgage Asset Corporation

John T. Hillman

(310) 255-4438 or (310) 255-4493

ANWORTH MORTGAGE ASSET CORPORATION

BALANCE SHEETS

(in thousands)

(unaudited)

	June 30, 2004	December 31, 2003
ASSETS
Agency mortgage-backed securities:
Agency mortgage-backed securities pledged to counterparties at fair value	$3,695,846	$3,954,019
Agency mortgage-backed securities at fair value	269,782	291,834

	$3,965,628	$4,245,853

Other mortgage-backed securities at fair value	55,410	—
Residential real estate loans	988,911	—
Allowance for loan losses	(32)	—
Cash and cash equivalents	10,027	196
Restricted cash	1,361	—
Interest and dividends receivable	19,635	17,007
Hedging instruments	8,405	—
Prepaid expenses and other	674	218

	$5,050,019	$4,263,274

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accrued interest payable	$21,493	$14,684
Repurchase agreements (Anworth Mortgage)	3,535,523	3,775,691
Repurchase agreements (Belvedere Trust)	251,294	—
Payable for purchase of mortgage-backed securities	8,033	—
Whole loan financing facilities	335,802	—
Long-term debt	401,075	—
Dividends payable	—	14,093
Accrued expenses and other	10,321	1,409

	$4,563,541	$3,805,877

Minority interest	153	—
Stockholders’ Equity:
Preferred stock, par value $.01 per share; authorized 20,000 shares; no shares issued and outstanding	—	—
Common stock, par value $.01 per share; authorized 100,000 shares; 45,622 and 42,707 issued and outstanding	456	427
Additional paid-in capital	525,182	488,909
Accumulated other comprehensive (loss) income consisting of unrealized (losses) gains on available-for-sale securities	(42,380)	(21,933)
Retained earnings (deficit)	3,702	(9,331)
Unearned restricted stock	(635)	(675)

	486,325	457,397

	$5,050,019	$4,263,274

ANWORTH MORTGAGE ASSET CORPORATION

STATEMENTS OF OPERATIONS

(in thousands, except for per share amounts)

(unaudited)

	Three months ended June 30,
	2004	2003
Interest income net of amortization of premium and discount	$32,904	$24,370
Interest expense	(19,346)	(10,802)

Net interest income	13,558	13,568

Gain on sale of securities	102	2,140
Net gain derivative instruments	531	—
Management and incentive fees	177	—

Expenses:
Compensation and benefits	(418)	(361)
Incentive compensation	(727)	(1,188)
Provision for credit losses	(32)	—
Other expenses	(1,040)	(587)

Total expenses	(2,217)	(2,136)

Net income	$12,151	$13,572

Basic earnings per share	$0.27	$0.45

Average number of shares outstanding	45,016	29,925

Diluted earnings per share	$.27	$0.45

Average number of diluted shares outstanding	45,101	30,147

Dividends declared per share	$0.38	$0.45

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